EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3 ASR No. 333-223164) of Zendesk, Inc.,
(2)Registration Statement (Form S-8 No. 333-236422) pertaining to the Zendesk, Inc. 2014 Stock Option and Incentive Plan, and the Zendesk, Inc. 2014 Employee Stock Purchase Plan,
(3)Registration Statement (Form S-8 No. 333-229694) pertaining to the Zendesk, Inc. 2014 Stock Option and Incentive Plan, and the Zendesk, Inc. 2014 Employee Stock Purchase Plan,
(4)Registration Statement (Form S-8 No. 333-223162) pertaining to the Zendesk, Inc. 2014 Stock Option and Incentive Plan, and the Zendesk, Inc. 2014 Employee Stock Purchase Plan,
(5)Registration Statement (Form S-8 No. 333-216280) pertaining to the Zendesk, Inc. 2014 Stock Option and Incentive Plan, and the Zendesk, Inc. 2014 Employee Stock Purchase Plan,
(6)Registration Statement (Form S-8 No. 333-209781) pertaining to the Zendesk, Inc. 2014 Stock Option and Incentive Plan, and the Zendesk, Inc. 2014 Employee Stock Purchase Plan,
(7)Registration Statement (Form S-8 No. 333-202137) pertaining to the Zendesk, Inc. 2014 Stock Option and Incentive Plan, the Zendesk, Inc. 2014 Employee Stock Purchase Plan, and
(8)Registration Statement (Form S-8 No. 333-195958) pertaining to the Zendesk, Inc. 2014 Stock Option and Incentive Plan, the Zendesk, Inc. 2014 Employee Stock Purchase Plan, and the Zendesk, Inc. 2009 Stock Option and Grant Plan;
of our reports dated February 12, 2021, with respect to the consolidated financial statements of Zendesk, Inc. and the effectiveness of internal control over financial reporting of Zendesk, Inc. included in this Annual Report (Form 10-K) of Zendesk, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

San Francisco, CA
February 12, 2021